Exhibit 10.1(e)

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of October 3, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”), by and among GREEN PLAINS I LLC, a Delaware limited liability company (“Holdings”), GREEN PLAINS II LLC, a Delaware limited liability company (“GP II”; together with Holdings and each other person who joins in the execution hereof as a “Grantor” are collectively referred to herein as “Grantors” and individually as a “Grantor”), and MARANON CAPITAL, L.P., a Delaware limited partnership, in its capacity as Agent for Lenders.

W I T N E S S T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantors, GP II, as Borrower Representative, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), Lenders have agreed to make Loans and extend other financial accommodations to the Borrowers;

WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and other Loan Documents and to induce Lenders to make the Loans and extend other financial accommodations as provided for in the Credit Agreement, Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINED TERMS.

(a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b) “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2004 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2. GRANT OF LIEN.

(a) To secure the prompt and complete payment, performance and observance of all of the Obligations (specifically including, without limitation, each Grantor’s Obligations arising under the cross-guaranty provisions of Section 10 of the Credit Agreement), each Grantor hereby grants, assigns, conveys, pledges, hypothecates and collaterally transfers to Agent, for the benefit of Lenders and the other Persons to whom Obligations are owed (collectively, the “Secured Parties”), a Lien upon all of its right, title and interest in, to and under all of the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all General Intangibles (including payment intangibles, Software, and all options, warrants and other rights to acquire additional shares of Stock of each Issuer, and the Stock underlying such rights);

(v) all Goods (including Inventory, Equipment and Fixtures);

(vi) all Instruments;

(vii) all Investment Property;

(viii) all Deposit Accounts, including the Disbursement Account, all lockboxes and lockbox accounts and all other bank accounts and all deposits therein;

(ix) all money, cash or cash equivalents;

(x) all Supporting Obligations and Letter of Credit Rights;

(xi) the Commercial Tort Claims set forth on Schedule V hereto; and

(xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

(b) [Reserved]

(c) Notwithstanding the foregoing, the term “Collateral” shall exclude (i) pledges and security interests of third party joint ventures to the extent prohibited by law or prohibited by agreements containing anti-assignment clauses not overridden by the Uniform Commercial Code or other applicable law; (ii) any fee owned Real Estate with a fair market value of less than $500,000 and leasehold interests in Real; (iii) intent to use trademark applications; (iv) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangements, in each case, to the extent permitted under the Credit Documentation and to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than a Borrower or a Guarantor or any Affiliate thereof) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition; (v) in the case of voting Stock issued by any Foreign Subsidiary or any Excluded Foreign Holding Company, the voting Stock in excess of 65% of such Stock; and (vi) those assets as to which Agent and the Borrowers mutually agree that the costs of obtaining such a security interest or perfection thereof are materially excessive in relation to the value to the Lenders of the security to be afforded thereby.

3. AGENT’S AND LENDERS’ RIGHTS: LIMITATIONS ON AGENT’S AND LENDERS’ OBLIGATIONS.

(a) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its contracts and each of its Licenses constituting Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any such contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or License pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any such contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Agent may at any time after an Event of Default has occurred and is continuing, with notice to Borrower Representative provided concurrently or reasonably promptly thereafter (provided in no event shall such notice be a condition to Agent’s ability to exercise any such right or limit or nullify any such action taken by Agent in accordance with the following), notify Account Debtors and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, so long as an Event of Default shall be continuing, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent’s prior written consent.

(c) Agent may (i) at any time after an Event of Default has occurred and is continuing, in Agent’s own name, in the name of a nominee of Agent or in the name of any Grantor or (ii) at any time, by engaging and in the name of an independent accounting firm (at Grantor’s expense), and, in each of the foregoing cases, with notice to Borrower Representative provided concurrently or reasonably promptly thereafter (provided in no event shall such notice be a condition to Agent’s ability to exercise any such right or limit or nullify any such action taken by Agent in accordance with the following), communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to contracts and obligors in respect of Instruments to verify with such Persons, to Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to Accounts, Instruments, Chattel Paper and/or payment intangibles. To the extent that an Event of Default shall have occurred and be continuing, at Agent’s request, each Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:

(a) Each Grantor has rights in and the power to collaterally transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Encumbrances.

(b) As of the Closing Date, no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) in favor of Agent pursuant to this Security Agreement or the other Loan Documents, and (ii) in connection with any other Permitted Encumbrances.

(c) This Security Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements listed on Schedule I hereto, a perfected Lien in favor of Agent, for the benefit of the Secured Parties, on the Collateral with respect to which a Lien may be perfected by filing of financing statements pursuant to the Code. Such Lien is prior to all other Liens, except Permitted Encumbrances that (i) would be prior to Liens in favor of Agent, for the benefit of the Secured Parties, as a matter of law or (ii) are otherwise permitted to be prior to Liens in favor of Agent for the benefit of the Secured Parties, pursuant to the terms of the Credit Agreement, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business), subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity, good faith and dealing.

(d) Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper, in each case evidencing an amount in excess of $500,000, of each Grantor, as of the Closing Date. All action by any Grantor necessary to protect and perfect the Lien of Agent on each item set forth on Schedule II (including the delivery of all originals thereof to Agent and the legending of all Chattel Paper as required by Section 5(b) hereof) has been duly taken. The Lien of Agent, for the benefit of the Secured Parties, on the Collateral listed on Schedule II hereto is prior to all other Liens, except Permitted Encumbrances that (i) would be prior to the Liens in favor of Agent as a matter of law or (ii) are otherwise permitted to be prior to Liens in favor of Agent for the benefit of the Secured Parties, pursuant to the terms of the Credit Agreement, and is enforceable as such against any and all creditors of and purchasers from any Grantor, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity, good faith and dealing.

(e) Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral, in each case as of the date hereof, are set forth on Schedule III hereto. Each Grantor has only one state of incorporation or organization.

(f) With respect to the Accounts, the amounts shown on all invoices and statements which may be delivered to the Agent are owing to such Grantor as indicated thereon and are not in any way contingent.

(g) As of the Closing Date, with respect to any Inventory owned by any Grantor (other than Inventory in transit, out for repair or out at trade shows or in possession of employees), such Inventory is located at one of the applicable Grantor’s locations set forth on Schedule III hereto.

(h) As of the Closing Date, no Grantor has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IV hereto. This Security Agreement is effective to create a valid and continuing Lien on and, upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security

Agreements with the United State Patent and Trademark Office, perfected Liens in favor of Agent on each Grantor’s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity, good faith and dealing. Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United State Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary to protect and perfect Agent’s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken, to the extent such Liens may be perfected by such filings.

5. COVENANTS. Each Grantor covenants and agrees with Agent, for the benefit of Lenders, that from and after the date of this Security Agreement and until the Termination Date:

(a) Further Assurances: Pledge of Instruments; Chattel Paper.

(i) At any time and from time to time, upon the written request of Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may deem reasonably necessary to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Loan Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii) Unless Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments, in each case evidencing an amount in excess of $500,000, (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same. If any Grantor retains possession of any Chattel Paper or Instruments, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Maranon Capital, L.P., as Agent, for the benefit of Agent and certain Lenders.”

(iii) [Intentionally omitted.]

(iv) [Intentionally omitted.]

(v) [Intentionally omitted.]

(vi) Each Grantor that is or becomes the beneficiary of a letter of credit with a face amount in excess of $500,000 shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Agent thereof and, to the extent requested by Agent, shall use its commercially reasonable efforts to enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to such Letter-of-Credit Rights collaterally assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to an account designated by Agent, all in form and substance reasonably satisfactory to Agent.

(vii) Each Grantor shall take all steps necessary to grant the Agent control of any electronic chattel paper evidencing an amount in excess of $500,000 in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(viii) Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements with respect to the Collateral and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor whether now existing or hereafter arising or acquired, including all proceeds thereof or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Agent promptly upon request.

(ix) Each Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Agent of any Commercial Tort Claim in excess of $500,000 acquired by it and, unless otherwise consented by Agent, such Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such Commercial Tort Claim.

(b) Further Documentation. Such Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Agent may reasonably request, which requests shall be made no more frequently than once per Fiscal Quarter (with such statement to be delivered no earlier than concurrently with the Compliance Certificate for such quarter pursuant to Section 4.4(m) of the Credit Agreement).

(c) Covenants Regarding Patent, Trademark and Copyright Collateral.

(i) Grantors shall notify Agent promptly if they know or have reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, with respect to Intellectual Property disposition allowed pursuant to Section 3.7(g)(v) of the Credit Agreement.

(ii) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent written notice thereof within thirty (30) days of such filing, and, upon request of Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Agent may request to evidence Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii) Grantors shall take all actions reasonably necessary or reasonably requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is in no way material to the conduct of its business or operations, except, in each case, with respect to Intellectual Property disposition allowed pursuant to Section 3.7(g)(v) of the Credit Agreement.

(iv) In the event that a Grantor becomes aware that any of the Collateral consisting of Patents, Trademarks or Copyrights is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 5(a)(ix) of this Security Agreement. Such Grantor shall, unless such Grantor shall reasonably determine that such Collateral consisting of Patents, Trademarks or Copyrights is in no way material to the conduct of its business or operations, take such action as it reasonably deems appropriate under the circumstances in response thereto, including bringing suit or taking other actions to recover all damages thereof, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Collateral consisting of Patents, Trademarks or Copyrights.

(d) [Reserved]

(e) [Reserved]

(f) [Reserved]

(g) [Reserved]

(h) [Reserved]

(i) [Reserved]

(j) [Reserved]

(k) [Reserved]

(l) Terminations; Amendments Not Authorized. Each Grantor acknowledges that, prior to the Termination Date, it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed to perfect Agent’s security interest in the Collateral to secure the Obligations as provided in this Agreement without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(m) Authorized Terminations. Agent will promptly deliver to each Grantor for filing or authorize each Grantor to prepare and file termination statements and releases in accordance with Section 9 of the Credit Agreement.

(n) Release of Collateral. If, at any time, any Grantor sells or otherwise disposes of any of its Collateral pursuant to and in accordance with the terms of the Credit Agreement, the Lien provided for hereunder with respect to such Collateral shall be automatically released and terminated, without delivery of any instrument or performance of any act by any party. Upon the Borrower Representative’s request and expense, Agent shall execute and deliver to the Borrower Representative such documentation as the Borrower Representative shall reasonably request to evidence such termination and release.

(o) Additional Grantors. Joinder. When required pursuant to Section 2.7 of the Credit Agreement, a Grantor shall cause any applicable wholly-owned Domestic Subsidiary that is not a Grantor to become a Grantor hereunder by executing and delivering to Agent a Joinder Agreement substantially in the form of Annex 1 hereto, whereupon such Subsidiary shall for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

6. AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.

On the Closing Date, each Grantor shall execute and deliver to Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Agent, for the benefit of the Secured Parties, under the Power of Attorney are solely to protect Agent’s interests (for the benefit of the Secured Parties) in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Agent shall account for any moneys or other property received by Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney; provided that none of Agent or any Lender shall have any duty as to any Collateral, and Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers. NONE OF AGENT, LENDERS OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

7. REMEDIES: RIGHTS UPON DEFAULT.

(a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents, and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may, and, in any event, Agent at the direction of the Requisite Lenders shall, exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Agent’s claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Agent’s request and at the direction of the Requisite Lenders shall assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and such Grantor, whether at such Grantor’s premises or elsewhere. If an Event of Default is continuing, until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed reasonably appropriate by Agent. Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Maranon Agent may, when an Event of Default is continuing, if it so elects or if Agent is so directed by the Requisite Lenders, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all outstanding Obligations, including any attorneys’ fees and other expenses incurred by Agent or any Lender to collect such deficiency.

(b) Except as otherwise specifically provided herein, to the maximum extent permitted by applicable law, each Grantor hereby waives presentment, demand, protest or any notice of the exercise by Agent of any of its rights and remedies with respect to the Collateral in accordance with the terms of this Security Agreement.

(c) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (i) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) unless required by applicable law or agreement, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii)

to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7(c) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(c). Without limitation upon the foregoing, nothing contained in this Section 7(c) shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(c).

(d) Neither the Agent nor the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Neither the Agent nor the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Loan Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.

8. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL. For the purpose of enabling Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. LIMITATION ON AGENT’S AND LENDERS’ DUTY IN RESPECT OF COLLATERAL. Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

10. REINSTATEMENT. Until the Termination Date, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any

Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment on the account of the Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

12. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantors with respect to the matters referred to herein and therein.

13. NO WAIVER; CUMULATIVE REMEDIES. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent, the Borrower Representative and the applicable Grantors.

14. LIMITATION BY LAW. Notwithstanding anything to the contrary herein, all rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not be taken in violation of such applicable law or render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

15. TERMINATION OF THIS SECURITY AGREEMENT. Subject to Section 10 hereof, this Security Agreement shall terminate upon the Termination Date.

16. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein in accordance with the terms of the Credit Agreement shall in any manner impair the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

17. COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. This Security Agreement may be authenticated by manual signature, facsimile or electronic means, all of which shall be equally valid.

18. GOVERNING LAW. THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST). GRANTORS AND AGENT HEREBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, COOK COUNTY, OR OF THE UNITED STATES OF AMERICA SITTING IN THE NORTHERN DISTRICT OF ILLINOIS AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS; PROVIDED, THAT AGENT AND GRANTORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH GRANTOR EXPRESSLY SUBMITS AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH GRANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER REPRESENTATIVE, AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

19. WAIVER OF JURY TRIAL. EACH GRANTOR AND AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH GRANTOR AND AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH GRANTOR AND AGENT WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

20. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.

23. BENEFIT OF LENDERS. All Liens granted or contemplated hereby shall be for the benefit of the Secured Parties and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

24. JOINT AND SEVERAL. The obligations of the Grantors hereunder are the joint and several obligations of each Grantor.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

GREEN PLAINS I LLC

By:	/s/ Todd Becker
Name:	Todd Becker
Title:	President and Chief Executive Officer

GREEN PLAINS II LLC

By:	/s/ Todd Becker
Name:	Todd Becker
Title:	President and Chief Executive Officer

Security Agreement

MARANON CAPITAL, L.P.,
as Agent

By:	/s/ Gregory M. Long
Name:	Gregory M. Long
Title:	Managing Director

Security Agreement